UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2015

LAPORTE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35684	35-2456698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(219) 362-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Shareholders of LaPorte Bancorp, Inc. (the “Company”) was held on May 12, 2015 (the “Annual Meeting”). The matters considered and voted on by the Company’s shareholders at the Annual Meeting were the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2015, and the consideration of an advisory, non-binding resolution with respect to executive officer compensation. The Company’s shareholders elected L. Charles Lukmann, III, Ralph F. Howes, and Michele M. Thompson as directors of the Company, each for a term of three years; ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and voted in favor of the advisory, non-binding resolution with respect to executive officer compensation. The votes cast by the shareholders were as follows:

Matter 1.	The election of three directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
L. Charles Lukmann, III	3,651,522	179,436	1,223,454
Ralph F. Howes	3,652,709	178,249	1,223,454
Michele M. Thompson	3,622,809	208,149	1,223,454

Matter 2.	The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,026,447	19,166	8,799	—

Matter 3.	The advisory, non-binding resolution with respect to executive officer compensation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
3,534,812	171,030	125,116	1,223,454

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE:	May 14, 2015	By:	/s/ Michele M. Thompson
Michele M. Thompson
President and Chief Financial Officer